EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

As required by Section 6.1(c) of the 364 Day Credit Agreement, dated as of March 6, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Toyota Motor Finance (Netherlands) B.V., a corporation organized under the laws of the Netherlands, Toyota Motor Credit Corporation, a California corporation, Toyota Financial Services (UK) PLC, a corporation organized under the laws of England, Toyota Leasing GmbH, a corporation organized under the laws of Germany, Toyota Credit de Puerto Rico Corp., a corporation organized under the laws of Puerto Rico, Toyota Credit Canada Inc., a corporation organized under the laws of Canada, Toyota Kreditbank GmbH, a corporation organized under the laws of Germany, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Agent and Swing Line Lender, Banc of America Securities LLC, Citigroup Global Markets, Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Joint Lead Arrangers and Joint Book Managers, Citibank, N.A., as Swing Line Lender, and Citibank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Syndication Agents (the “Agreement”), I, __________________, do hereby certify that I am the chief financial officer of [Toyota Motor Finance (Netherlands) B.V.] [Toyota Motor Credit Corporation] [Toyota Financial Services (UK) PLC] [Toyota Leasing GmbH] [Toyota Credit de Puerto Rico Corp.] [Toyota Credit Canada Inc.] [Toyota Kreditbank GmbH] (the “Company”), and further certify on behalf of the Company that, to the best of my knowledge, no Default (as defined in the Agreement) under the Agreement exists as of the date of this Certificate.

Certified this _____ day of ______________, 200_

_________________________________________

Name:  ___________________________________

C-1
Form of Compliance Certificate